Exhibit 99.1

Editorial Contact:	Investor Relations Contact:
Gwen Carlson	Bruce Thomas
Conexant Systems, Inc.	Conexant Systems, Inc.
(949) 483-7363	(949) 483-2698
CONEXANT REPORTS FINANCIAL RESULTS FOR THE FIRST QUARTER
OF FISCAL 2008
Company Exceeds Expectations for Financial Performance
     NEWPORT BEACH, Calif., Jan. 24, 2008 — Conexant Systems, Inc. (NASDAQ: CNXT) today announced financial results for the first quarter of fiscal 2008 that exceeded expectations established by the company at the beginning of the quarter. The company also said it achieved breakeven financial performance on a core operating basis in the first fiscal quarter.
Financial Results
     Conexant presents financial results based on accounting principles generally accepted in the United States of America (GAAP) as well as selected non-GAAP financial measures intended to reflect its core results of operations. The company believes these core financial measures provide investors with additional insight into its underlying operating results. Core financial measures exclude non-cash and other non-core items as fully described in the GAAP to non-GAAP reconciliation in the accompanying financial data.
     Revenues for the first quarter of fiscal 2008 were $197.0 million, and core gross margins were 50.5 percent of revenues. Core operating expenses were $80.3 million. Core operating income was $19.1 million, and the core net income was $9.4 million, or $0.02 per diluted share.
     As was previously communicated, Conexant’s first quarter fiscal 2008 financial results were positively affected by the inclusion of $14.7 million of non-recurring revenue that resulted from the buyout of a future royalty stream. Excluding the impact of

Conexant Reports Financial Results for the First Quarter of Fiscal 2008	2
the royalty payment, revenues for the first fiscal quarter were $182.3 million, gross margins were 46.5 percent of revenues, and core operating income was $4.4 million.
     On a GAAP basis, gross margins for the first quarter of fiscal 2008 were 50.4 percent of revenues. GAAP operating expenses were $94.2 million. GAAP operating income was $5.1 million, and the GAAP net loss was $9.2 million, or $0.02 per share.
     The company ended the quarter with $232.1 million in cash and cash equivalents.
Business Perspective
     “The Conexant team delivered first fiscal quarter performance that exceeded our expectations entering the quarter,” said Dan Artusi, Conexant president and chief executive officer. “Even without the impact of the one-time royalty payment, we delivered breakeven financial performance on a core operating basis, which had been our highest company priority.
     “For the past six months, we have been concentrating on reducing expenses, narrowing our product-development focus, and improving our financial performance,” Artusi said. “We have made significant progress, but we still have more work to do in these areas.
     “For semiconductor companies such as Conexant that address consumer electronics markets, the March quarter is traditionally weaker on a sequential basis, but our team is committed to building a track record of consistently delivering improved profitability over the next several quarters,” Artusi said. “We will also continue to focus on the actions necessary to deliver profitable growth. We look forward to providing more detail on these plans at the appropriate time.”
Business Outlook
     Conexant expects revenues for the second quarter of fiscal 2008 to be in a range between $165 and $170 million.
Conference Call Today
     Financial analysts, members of the media, and the public are invited to participate in a conference call that will take place today at 5:00 p.m. Eastern Time / 2:00 p.m. Pacific Time. Dan Artusi, president and chief executive officer, and Karen Roscher, senior vice president and chief financial officer, will discuss first fiscal quarter financial results and the company’s outlook.

Conexant Reports Financial Results for the First Quarter of Fiscal 2008	3
     To listen to the conference call via telephone, dial 866-650-4882 (in the US and Canada) or 706-679-7338 (from other international locations); security code: Conexant. To listen via the Internet, visit the Investor Relations section of Conexant’s Web site at www.conexant.com/ir. Playback of the conference call will be available shortly after the call concludes and will be accessible on Conexant’s Web site at www.conexant.com/ir or by calling 800-642-1687 (in the US and Canada) or 706-645-9291 (from other international locations); pass code: 30394628.
About Conexant
     Conexant’s comprehensive portfolio of innovative semiconductor solutions includes products for Internet connectivity, digital imaging, and media processing applications. Conexant is a fabless semiconductor company that recorded revenues of $809 million in fiscal year 2007. The company is headquartered in Newport Beach, Calif. To learn more, please visit www.conexant.com
Safe Harbor Statement
     “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as Conexant or its management “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. Similarly, statements in this release that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements.
     These risks and uncertainties include, but are not limited to: pricing pressures and other competitive factors; our ability to timely develop and implement new technologies and to obtain protection for the related intellectual property; the cyclical nature of the semiconductor industry and the markets addressed by our products and our customers’ products; continuing volatility in the technology sector and the semiconductor industry; our successful development of new products; the timing of our new product introductions and our product quality; our ability to anticipate trends and develop products for which there will be market demand; the availability of manufacturing capacity; changes in our product mix; product obsolescence; the ability of our customers to manage inventory; demand for and market acceptance of our new and existing products; the risk that capital needed for our business and to repay our indebtedness will not be available when needed; the risk that the value of our common stock may be adversely affected by market volatility; the substantial losses we have incurred; the uncertainties of litigation, including claims of infringement of third-party intellectual property rights or demands that we license third-party technology, and the demands it may place on the time and attention of our management and the expense it may place on our company; general economic and political conditions and conditions in the markets we address; and possible disruptions in commerce related to terrorist activity or armed conflict, as well as other risks and uncertainties, including those detailed from time to time in our Securities and Exchange Commission filings.
  The forward-looking statements are made only as of the date hereof. We undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.
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Conexant is a registered trademark of Conexant Systems, Inc. Other brands and names contained in this release are the property of their respective owners.

CONEXANT SYSTEMS, INC.
GAAP Condensed Consolidated Statements of Operations
(unaudited, in thousands, except per share amounts)

	Fiscal Quarter Ended
	December 28,	September 28,	December 29,
	2007	2007	2006
Net revenues (Note 1)	$196,958	$183,921	$245,534
Cost of goods sold	97,687	102,973	136,045

Gross margin	99,271	80,948	109,489

Operating expenses:
Research and development	60,390	69,000	71,450
Selling, general and administrative	23,101	26,517	27,476
Amortization of intangible assets	4,781	4,784	6,238
Asset impairments	130	192,498	—
Special charges (Note 2)	5,784	26,359	2,898

Total operating expenses	94,186	319,158	108,062

Operating income (loss)	5,085	(238,210)	1,427
Interest expense	11,563	11,381	13,036
Other (expense) income, net (Note 3)	(5,345)	9,771	8,360

Income (loss) before income taxes and gain (loss) of equity method investments	(11,823)	(239,820)	(3,249)
Provision for income taxes	1,168	1,933	471

Loss before gain (loss) of equity method investments	(12,991)	(241,753)	(3,720)
Gain (loss) of equity method investments	3,773	6,988	4,696

Net income (loss)	$(9,218)	$(234,765)	$976

Basic net income (loss) per share	$(0.02)	$(0.48)	$0.00

Diluted net income (loss) per share	$(0.02)	$(0.48)	$0.00

Shares used in basic per-share computation	492,363	491,770	485,957

Shares used in diluted per-share computation	492,363	491,770	492,583

Note 1 —	Net revenues includes $14.7 million for the buyout of a future royalty stream.

Note 2 —	Special charges includes restructuring charges and legal charges. Restructuring charges were $6.8 million, $4.1 and $2.9 million for the three months ended December 28 and September 28, 2007 and December 29, 2006, respectively. Legal charges include the settlement with Orckit Communications Ltd of $18.6 million in the three months ended September 28, 2007.

Note 3 —	Other income (expense), net for the three months ended December 28, 2007 includes expense of $8.4 million related to the decrease in the fair value of our Mindspeed warrant offset by interest income of $2.8 million. For the three months ended September 28, 2007 other income (expense), net includes a gain of $16.3 million that resulted from the sale of our investment in Skyworks Solutions, Inc. For the three months ended December 29, 2006, other income (expense), net includes interest income of $5.4 million and a $3.0 million gain on the increase in fair value of our Mindspeed warrant.

CONEXANT SYSTEMS, INC.
Reconciliation of GAAP Financial Measures to Non-GAAP Core Financial Measures
(unaudited, in thousands, except per share amounts)

	Fiscal Quarter Ended
	December 28,	September 28,	December 29,
	2007	2007	2006
GAAP gross margin	$99,271	$80,948	$109,489
Stock-based compensation (a)	114	112	103
Other (f)	—	1,211	—

Non-GAAP Core gross margin	99,385	82,271	109,592
Royalty buyout (l)	(14,700)	—	—

Non-GAAP Core gross margin less impact of royalty buyout	$84,685	$82,271	$109,592

GAAP operating expenses	$94,186	$319,158	$108,062
Stock-based compensation (a)	(3,170)	(4,632)	(4,234)
Transitional salaries and benefits (b)	—	(620)	(740)
Amortization of intangible assets (c)	(4,781)	(4,784)	(6,238)
Asset impairments (d)	(130)	(192,498)	—
Special charges (e)	(5,784)	(26,359)	(2,898)
Other (f)	—	—	(400)

Non-GAAP Core operating expenses	$80,321	$90,265	$93,552

GAAP operating income (loss)	$5,085	$(238,210)	$1,427
Gross margin adjustment (a)	114	1,323	103
Operating expense adjustments (a-f)	13,865	228,893	14,510

Non-GAAP Core operating income (loss)	19,064	(7,994)	16,040
Royalty buyout (l)	(14,700)	—	—

Non-GAAP Core operating income (loss) less impact of royalty buyout	$4,364	$(7,994)	$16,040

GAAP net (loss) income	$(9,218)	$(234,765)	$976
Gross margin adjustments (a, f)	114	1,323	103
Operating expense adjustments (a-f)	13,865	228,893	14,510
(Gains) losses of equity method investments (g)	(3,773)	(6,988)	(4,696)
Unrealized losses (gains) on Mindspeed warrant (h)	8,364	8,820	(3,042)
Gains on sales of equity securities (i)	—	(10,446)	(431)
Other (j)	—	(5,324)	—

Non-GAAP Core net income (loss)	$9,352	$(18,487)	$7,420

Basic (loss) per share:
GAAP	$(0.02)	$(0.48)	$0.00

Non-GAAP Core	$0.02	$(0.04)	$0.02

Diluted net income (loss) per share:
GAAP	$(0.02)	$(0.48)	$0.00

Non-GAAP Core (k)	$0.02	$(0.03)	$0.02

See “GAAP to Non-GAAP Core Adjustments” below

GAAP to Non-GAAP Core Adjustments:
(a)	Stock-based compensation expense is based on the fair value of all stock options and employee stock purchase plan shares in accordance with SFAS No. 123(R), which we adopted on October 1, 2005.
(b)	Transitional salaries and benefits represent amounts earned by employees who have been notified of their termination as part of our restructuring activities, from the date of their notification.
(c)	Amortization of intangible assets resulting from business combinations.
(d)	Asset impairment charges for the three months ended September 28, 2007 totaled $192.5 million and were primarily comprised of non-cash goodwill and intangible asset impairment charges.
(e)	Special charges for the three months ended December 28 and September 28, 2007 and December 29, 2006 included restructuring charges of $6.8 million, $4.1 million and $2.9 million, respectively. In addition, legal settlements totaling $20.0 million were incurred during the three months ended September 28, 2007.
(f)	Other gains and losses which are not part of our core, on-going operations.
(g)	Represents a write-down of an equity investment.
(h)	Unrealized gains and losses associated with the change in the fair value of our warrant to purchase 30 million shares of Mindspeed Technologies, Inc. common stock, which is accounted for as a derivative instrument.
(i)	Gains on sales of equity securities or on the liquidation of companies in which we held equity securities.
(j)	Represents other income which is not part of our core, on-going operations including investment credits for asset disposals in the three months ended September 28, 2007.
(k)	The dilutive effect of stock options and warrants under the treasury stock method and the dilutive effect of shares issuable upon conversion of convertible subordinated notes under the if-converted method are added to basic weighted average shares to compute diluted weighted average shares. For the fiscal quarters ended December 28 and September 28, 2007 and December 29, 2006, 1.6 million, 4.0 million and 6.6 million shares, respectively, have been added to basic weighted average shares to arrive at diluted weighted average shares for purposes of the non-GAAP core diluted net income per share computations.
(l)	Our first quarter fiscal 2008 financial results included $14.7 million of non-recurring revenue that resulted from the buyout of a future royalty stream
Non-GAAP Financial Measures:
We have presented non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income and non-GAAP basic and diluted net income per share, on a basis consistent with our historical presentation to assist investors in understanding our core results of operations on an on-going basis. These non-GAAP financial measures also enhance comparisons of our core results of operations with historical periods. We are providing these non-GAAP financial measures to investors to enable them to perform additional financial analysis and because it is consistent with the financial models and estimates published by analysts who follow our company. Management believes that these are important measures in the evaluation of our results of operations. Investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The non-GAAP financial measures presented by us may be different than non-GAAP financial measures presented by other companies.
GAAP Guidance:
We do not present GAAP guidance due to our inability to project (i) future market prices of the common stock of a third party underlying a derivative financial instrument, (ii) realized gains or losses from the sale of equity securities in third parties, and (iii) the financial results of investments accounted for using the equity method of accounting.

CONEXANT SYSTEMS, INC.
Condensed Consolidated Balance Sheets
(unaudited, in thousands)

	December 28,	September 28,
	2007	2007
ASSETS
Current assets:
Cash and cash equivalents	$232,141	$235,605
Restricted cash	8,800	8,800
Receivables	71,727	80,906
Inventories	60,899	63,174
Other current assets	23,917	20,361

Total current assets	397,484	408,846

Property, plant and equipment	58,222	67,967
Goodwill	405,737	406,323
Intangible assets	21,531	26,067
Other assets	66,634	76,766

Total assets	$949,608	$985,969

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Current portion of long-term debt	$54,900	$58,000
Short-term debt	70,973	80,000
Accounts payable	75,613	80,667
Accrued compensation and benefits	25,716	26,154
Other current liabilities	49,886	70,631

Total current liabilities	277,088	315,452

Long-term debt	470,100	467,000
Other liabilities	61,817	57,002

Total liabilities	809,005	839,454

Shareholders’ equity	140,603	146,515

Total liabilities and shareholders’ equity	$949,608	$985,969

Selected Other Data
(unaudited, in thousands)

	Fiscal Quarter Ended
	December 29,	September 28,	December 29,
	2007	2007	2006
Revenues By Region:
Americas	$14,747	$11,268	$37,774
Asia-Pacific	172,191	163,884	194,757
Europe, Middle East and Africa	10,020	8,769	13,003

	$196,958	$183,921	$245,534

Cash Flow Data:
Depreciation of PP&E	$5,709	$6,650	$5,846
Capital expenditures	$1,614	$7,189	$7,216